November 5, 2010

Reporters May Contact:

Jerry Dubrowski, Bank of America, 1.980.388.2840

jerome.f.dubrowski@bankofamerica.com

Bank of America Comments on Court Ruling

Bank of America Corporation today announced that on November 4, 2010, the U.S. District Court for the Central District of California granted Countrywide Financial Corporation’s (“Countrywide”) motion to dismiss the amended complaint in the putative securities class action entitled Maine State Retirement System v. Countrywide Financial Corporation, et al. (“Maine State”). The complaint was dismissed in its entirety, with leave to amend.

On November 14, 2007, a putative class action complaint was filed in California state court entitled Luther v. Countrywide Home Loans Servicing LP, et al. (“Luther”), which asserted alleged violations of the Securities Act of 1933 in connection with certain offerings of mortgage-backed securities issued by affiliates of Countrywide. The Luther complaint later was amended to include additional offerings. On January 6, 2010, the state court granted Countrywide’s motion to dismiss the Luther action with prejudice for lack of subject matter jurisdiction, and the Maine State case was filed in federal court on January 14, 2010. Like the amended Luther complaint, the amended Maine State complaint alleges violations of the federal securities laws in regard to more than 420 mortgage-backed securities offerings issued by Countrywide affiliates and names Countrywide and other entities and individuals as defendants.

In its November 4, 2010 order, the federal court ruled that the named plaintiffs in Maine State have standing to sue only over offerings of mortgage-backed securities in which they actually purchased, and that the statute of limitations would be tolled only for offerings in which the named plaintiffs in the Luther state court action, on which the Maine State plaintiffs rely for tolling purposes, had also purchased. The Maine State plaintiffs were given thirty days to file a second amended complaint consistent with the Court’s November 4 order. The Court also said that it will address Countrywide’s other arguments for dismissal not addressed in its November 4 order when it considers any new complaint that is filed. Bank of America Corporation expects that the Court’s ruling will result in a substantial reduction in the number of offerings at issue in the Maine State case, from 427 offerings (which had a total notional amount at issuance of approximately $352 billion) to no more than approximately 22 offerings (which had a total notional amount at issuance of approximately $31 billion).

Bank of America

Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 57 million consumer and small business relationships with approximately 5,900 retail banking offices and approximately 18,000 ATMs and award-winning online banking with 29 million active users. Bank of America is among the world’s leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events, including the expectation that the court’s ruling will result in a substantial reduction in the number of offerings at issue in the Maine State case. These statements are not guarantees and involve certain risks, uncertainties and assumptions that are difficult to predict and often are beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, the forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Part I, Item 1A. “Risk Factors” of the Corporation’s 2009 Annual Report on Form 10-K, and under Part II, Item 1A. “Risk Factors” of the Corporation’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010 and in any of the Corporation’s other subsequent Securities and Exchange Commission (SEC) filings: the success of the legal strategies pursued by the Corporation, its subsidiaries and the plaintiffs in the Maine State case as well as the court’s rulings and other determinations in the case. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

www.bankofamerica.com

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